Exhibit 99.1

January 17, 2008

OLD POINT FINANCIAL CORPORATION ANNOUNCES EARNINGS

•	Fourth quarter 2007 net income up 12.6%
•	2007 earnings up 13.5%

HAMPTON, VA. Old Point Financial Corporation (Nasdaq “OPOF”) announced today fourth quarter net income for the quarter ended December 31, 2007 of $2.0 million, as compared to $1.8 million in the fourth quarter of 2006, an increase of 12.6%. Basic earnings per share for the quarter are $.42 and fully diluted net income per share is $.41.

Total assets at December 31, 2007 were $822.6 million, as compared with $847.5 million in 2006. The 3.0% decrease in assets reflects Old Point Financial Corporation’s continuing balance sheet realignment as maturing securities have been used to retire $45 million in Federal Home Loan Bank (FHLB) advances. Net loans increased by 2.3% to $592.0 million and total deposits increased by 1.3%, to $596.2 million.

Net income for the quarter was positively impacted by the net interest margin. Interest income rose by $72 thousand, or 0.6%, from the quarter ending December 31, 2006, and interest expense decreased by $52 thousand, or 0.9%. Interest expense decreased largely because of the repayment of $45 million in FHLB advances during 2007. The net interest margin therefore improved by $124 thousand, or 2.0% over the comparable quarter in 2006. Noninterest income for the fourth quarter of 2007 rose by $358 thousand over 2006, a 12.4% increase. The increase was led by increases in debit card income, service charges on deposit accounts and income from fiduciary services. Noninterest expense increased by $133 thousand, or 2.1% from the fourth quarter of 2006.

Fiscal Year 2007 Results

Net income for 2007 was $8.0 million, as compared with 2006 net income of $7.0 million, an increase of 13.5%. Return on Average Assets (ROA) for 2007 was 0.97%, and Return on Average Equity (ROE) was 10.29%.

Net interest income after provision for loan losses for 2007 was $24.7 million as compared with $23.4 million in 2006, an increase of 5.4%. Total interest income rose by 9.2% or $4.1 million, and was partially offset by an increase of total interest expense of $3.1 million, or 15.2%.

Total non interest income for 2007 was $12.5 million, up 9.5%, or $1.1 million over 2006. Income from fiduciary activities contributed $447 thousand to the increase.

Non interest expenses increased by $842 thousand, or 3.3% over 2006. Salaries and employee benefits were the largest component of the increase, growing at a rate of 4.9%.

Net Interest Margin (NIM) on a fully tax equivalent basis for 2007 was 3.42%, unchanged from 2006 NIM.

Non-Performing Assets (NPAs) as a percentage of total assets were at 0.38% at the end of 2007, compared with 0.17% at the end of 2006. NPAs at December 31, 2007 totaled $3.2 million, as compared with $1.5 million at the end of 2006. NPAs for 2007 consisted of $621 thousand in loans 90 days or more past due but still accruing interest, $1.3 million in restructured debt, $1.1 million in other real estate owned (OREO), and $84 thousand in non-accrual loans. The $1.1 million in OREO consists of two residential properties acquired in December 2007 and carried at market value, and an undeveloped branch site.

Loans Charged Off (net of recoveries) totaled $654 thousand in 2007, versus $864 thousand in 2006.

Provision for Loan Losses in 2007 decreased by $200 thousand, to $1.0 million, owing to the favorable decrease in loan losses.

Basic earnings per share for 2007 were $1.61 as compared with $1.41 in 2006, and diluted earnings per share were $1.59 and $1.39, respectively. The Company paid out $0.61 in dividends per common share during 2007. Earnings and dividends have been adjusted to reflect the 5-for-4 stock split in the form of a dividend in October, 2007.

Old Point Financial Corporation (Nasdaq SmallCap “OPOF”) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with a 19-branch network extending from Chesapeake through James City County, and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. www.oldpoint.com

For More Information Contact:                    Lani Chisman Davis, Marketing Director, 757/728-1286

Old Point Financial Corporation

Consolidated Balance Sheets (Unaudited)

Assets

	(dollars in Thousands)
	31-Dec-07	31-Dec-06
Cash and due from banks	$16,367	$18,571
Federal Funds Sold	35,197	18,213

Cash and Cash Equivalents	$51,564	$36,784
Securities available for sale, at market	129,055	184,806
Securities to be held to maturity (fair value approximates $2,947 and $3,454)	2,904	3,432
Loans (net of allowance of $5,130 and $4,784)	592,014	578,809
Premises and Equipment, net	27,002	26,410
Bank owned life insurance	12,801	10,608
Other Assets	7,217	6,672

Total Assets	$822,557	$847,521

Liabilities

	31-Dec-07	31-Dec-06
Noninterest-bearing deposits	$95,970	$96,653
Savings deposits	185,823	201,273
Time Deposits	314,372	290,488

Total Deposits	596,165	588,414
Federal funds purchased and securities sold under agreement to repurchase	64,225	57,053
Federal Home Loan Bank Advances	80,000	125,000
Accrued expenses and other liabilities	2,460	2,389

Total Liabilities	$742,850	$772,856
Stockholders’ Equity
Common stock, $5.00 par value	24,538	19,961

	2007	2006
Shares Authorized	10,000,000	10,000,000
Shares Outstanding	4,907,567	3,992,155

Additional paid-in capital	15,357	14,719
Retained Earnings	40,039	42,245
Accumulated other comprehensive income(loss)	(227)	(2,260)
Total stockholders’ equity	79,707	74,665

Total liabilities and stockholders’ equity	$822,557	$847,521

Old Point Financial Corporation

Consolidated Statements of Earnings (Unaudited)

	3 Mo Ended 31-Dec-07	3 Mo Ended 31-Dec-06	12 Mo Ended 31-Dec-07	12 Mo Ended 31-Dec-06

	Dollars in thousands, except per share amounts
Interest Income
Interest and Fees on loans	$10,526	$10,314	$41,887	$37,440
Interest on federal funds sold	350	232	994	467
Interest on securities
Taxable	1,087	1,276	4,470	5,118
Exempt from Federal income tax	294	340	1,247	1,445
Dividends and interest on all other securities	100	123	423	415

Total interest income	12,357	12,285	49,021	44,885

Interest Expense
Interest on savings deposits	578	617	2,502	2,290
Interest on time deposits	3,695	3,261	13,949	11,003

Interest on federal funds purchased and securities sold under agreement to repurchase and other borrowings	503	545	1,970	1,913
Interest on FHLB advances	1,121	1,526	4,928	5,070

Total Interest expense	5,897	5,949	23,349	20,276

Net Interest Income	6,460	6,336	25,672	24,609
Provision for loan losses	300	300	1,000	1,200

Net interest income after provision for loan losses	6,160	6,036	24,672	23,409

Noninterest income
Income from fiduciary activities	769	677	3,116	2,669
Service charges on deposits	1,547	1,381	5,779	5,445
Other service charges, commissions and fees	705	482	2,480	2,197
Income from bank owned life insurance	166	140	622	547
Net gain on available-for-sale securities	0	2	3	9
Other operating income	51	198	486	539

Total noninterest income	3,238	2,880	12,486	11,406

Noninterest Expenses
Salaries and employee benefits	4,007	3,826	15,931	15,192
Occupancy and equipment	924	875	3,640	3,514
Service fees	109	163	370	706
Data processing	231	187	878	738
Marketing	160	276	724	775
Customer Development	181	218	696	684
Employee professional development	145	129	645	591
Other operating expenses	783	733	3,139	2,981

Total noninterest expenses	6,540	6,407	26,023	25,181

Income before taxes	2,858	2,509	11,135	9,634
Applicable income taxes	813	692	3,166	2,610

Net Income	$2,045	$1,817	$7,969	$7,024

Per Share

Weighted average number of common shares—basic	4,912,654	4,990,194	4,956,880	4,989,960

Weighted average number of common shares—diluted	4,947,219	5,057,209	4,997,822	5,060,651
Basic Earnings per share	$0.42	$0.36	$1.61	$1.41
Diluted Earnings per share	$0.41	$0.36	$1.59	$1.39
Cash Dividends Declared	$0.16	$0.14	$0.61	$0.56

Selected Ratios

	12 Months Ended 31-Dec-07	12 Months Ended 31-Dec-06
Net Interest Margin	3.42%	3.42%
NPAs/Total Assets	0.38%	0.17%
Net Charge Offs/Total Loans	0.11%	0.15%
Allowance for Loan Losses/Total Loans	0.86%	0.82%

Non-Performing Assets (NPAs) (in thousands)
Loans > 90 days past due, but still accruing interest	$621	$826
Restructured Loans	$1,320	$0
Other Real Estate Owned	$1,120	$165
Nonaccrual Loans	$84	$458

Total Non-perfoming Assets	$3,145	$1,449

Loans Charged Off (net of recoveries) (000)	$654	$864